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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-K/A

                            Amendment No. 1 to the

                                CURRENT REPORT
                               ON FORM 8-K THAT
                           WAS FILED AUGUST 16, 2001

               Pursuant to Section 13 or 15(d) of the Securities
                             Exchange Act of 1934

       Date of Report (Date of earliest event reported)  August 2, 2001
                                --------------


                             MICROSEMI CORPORATION
                             ---------------------
            (Exact name of Registrant as specified in its charter)

         Delaware                         0-8866                  95-2110371
----------------------------          -------------           --------------------
(State or other jurisdiction           (Commission              (I.R.S. Employer
    of incorporation)                  File Number)            Identification No.)

       2381 Morse Avenue, Irvine, California                   92614
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      (Address of principal executive offices)               (Zip code)


Registrant's telephone number, including area code  (949) 221-7100
                                                    --------------

                                Not applicable
                                --------------

        (Former name or former address, if changed, since last report)

                                    Page 1
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Item 2.  Acquisition or Disposition of Assets

         (a) On August 15, 2001, as originally reported in a Current Report on Form 8-K filed by the Registrant on August 16, 2001, the Registrant's wholly-owned subsidiary and Compensated Devices, Inc. consummated a purchase and sale of assets. Micro CDI Acquisition Corp., a wholly-owned subsidiary of the Registrant, plans to operate the acquired business or assets at the same four physical locations in Melrose, Massachusetts where the seller had operated them prior to August 15, 2001. Prior to August 15, 2001, affiliates of the shareholders of Compensated Devices, Inc. had leased to Compensated Devices, Inc. the four principal premises where it conducted business operations. Those leases were terminated as part of this transaction, and Micro CDI Acquisition Corp. has entered into new leases with those same affiliated entities. For these assets the Registrant's subsidiary has paid approximately $7.7 million in cash to the seller, approximately $3.9 million in the form of the Registrant's one-year promissory note, approximately $1.4 million was paid in the form of repayment of loans made by a bank, and the balance consisted of assumption of specified obligations in the amount, aggregately, of approximately $1.0 million. The parties arrived at the price and terms on the basis of negotiations which resulted in a letter of intent signed and announced by the Registrant in early June, 2001. The Registrant's funding of Micro CDI Acquisition Corp.'s acquisition consisted of contributing or loaning some cash on hand. Compensated Devices, Inc. and its shareholders previously had no material relationship with the Registrant, its directors or officers, or their respective associates.

         (b) The assets include semiconductor manufacturing and testing equipment. The Registrant will continue to put this equipment to use in manufacturing and testing semiconductors.

Item 5.  Other Matters

              On August 2, 2001, as originally reported in a Current Report on Form 8-K filed by the Registrant on August 2, 2001, the Registrant's wholly-owned subsidiary and New England Semiconductor Corp. and a wholly-owned subsidiary thereof consummated a purchase and sale of assets. Micro NES Acquisition Corp., a wholly-owned subsidiary of the Registrant plans to operate the acquired business or assets at the same physical location in Lawrence, Massachusetts where the seller has operated them prior to August 2, 2001. The Registrant has paid approximately $3.3 million cash to the seller, approximately $6 million was paid with a one-year promissory note and the balance of approximately $5 million was mostly paid in the form of cash or assumed loans and other obligations specified in the agreement. The parties arrived at the price and terms on the basis of negotiations which resulted in a letter of intent signed and announced by the Registrant in early June, 2001. The Registrant's funding of Micro NES Acquisition Corp.'s acquisition consisted of contributing or loaning some cash on hand. The New England Semiconductor Corp. and its shareholders previously had no material relationship with the Registrant, its directors or officers, or their respective associates. Another subsidiary of the Registrant had been a sublessor to New England Semiconductor Corp., and that sublease was terminated as part of this transaction.

              The assets include semiconductor manufacturing and testing equipment. The Registrant will continue to put this equipment to use in manufacturing and testing semiconductors.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)  Financial Statements of Business Acquired.

              The Registrant has determined that the Item 2 and Item 7 requirements are not applicable to the matter involving Micro NES Acquisition Corp. The Registrant's determination is still pending concerning Micro CPI Acquisition Corp.

         (b)  Unaudited Pro Forma Financial Information.

              The Registrant has determined that the Item 2 and Item 7 requirements are not applicable to the matter involving Micro NES Acquisition Corp. The Registrant's determination is still pending concerning Micro CPI Acquisition Corp.

         (c)  Exhibits.

         2.4 Asset Purchase Agreement dated as of August 15, 2001 among Compensated Devices, Inc., its shareholders, and Micro CDI Acquisition Corp. (1)

         2.5 Promissory Note dated as of August 15, 2001 issued by the Registrant payable to Compensated Devices, Inc. (1)

         99.2 News Release issued by Microsemi Corporation on August 28, 2001 announcing two previously - reported acquisitions and revising guidance. (2)

_______________

(1)  Filed herewith.

(2) Incorporated by reference to the like-numbered exhibit to the Current Report on Form 8-K filed August 29, 2001.

Item 9.  Regulation FD Disclosure

         Item 2 and all exhibits hereto are incorporated into this Item by this reference.


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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           MICROSEMI CORPORATION
                                               (Registrant)


Date:  August 30, 2001                  By:  /s/ David R. Sonksen
                                         -----------------------------
                                         David R. Sonksen, Executive Vice
                                         President, Treasurer, Chief Financial
                                         Officer and Secretary

                                    Page 3
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                                 EXHIBIT INDEX
                                 -------------

     2.4 Assets Purchased Agreement dated as, of August 15, 2001 amoung Compensated Devices, Inc., its shareholders, and Micro CDI Acquisition Corp. (1)

     2.5 Promissory Note dated as of August 15, 2001 issued by the Registrant and payable to Compensated Devices, Inc. (1)

     99.2 News Release issued by Microsemi Corporation on August 28, 2001 announcing two previously - reported acquisitions and revising guidance (2)

___________________

(1)  Filed herewith

(2) Incorporated by reference to the like-numbered exhibit to the Current Report on Form 8-K filed August 29, 2001.